Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-09305, 333-53746, 333-89707, 333-104788, 333-116660, and 333-135596 on Form S-8 of our report dated March 10, 2008 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No.109, effective January 1, 2007 and the adoption of Financial Accounting Standards No. 123R, Share-Based Payment, effective January 1, 2006.), and our report dated March 10, 2008 relating to effectiveness of internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness), appearing in this Annual Report on Form 10-K of Pegasystems Inc. for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

March 10, 2008

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